EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

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PROXY	BOSTON PARTNERS GLOBAL LONG/SHORT FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 17, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE RBB FUND, INC.

The undersigned revoking previous proxies, hereby appoint(s) Steven Plump and James G. Shaw, with full power of substitution in each, to vote all the shares of beneficial interest of Boston Partners Global Long/Short Fund (the “Fund”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at 615 East Michigan Street, 3rd Floor, Milwaukee, Wisconsin 53202, on September 17, 2024, at 10:00 a.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated July 29, 2024, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

PLEASE SIGN, DATE, AND RETURN PROMPTLY

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership,

please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ∎

To approve an Agreement and Plan of Reorganization between The RBB Fund, Inc., on behalf of the Boston Partners Global Long/Short Fund (the “Boston Partners Fund”), and John Hancock Investment Trust, on behalf of John Hancock Disciplined Value Global Long/Short Fund, a new series of John Hancock Investment Trust (the “Acquiring Fund”). Under this agreement, the Boston Partners Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Boston Partners Fund, in redemption of and in exchange for the shares of the Boston Partners Fund. The Acquiring Fund would also assume all of the Boston Partners Fund’s known liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY